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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  MARCH 12, 1997



                           CROSS TIMBERS OIL COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-10662              75-2347769
 (State or other jurisdiction    (Commission File Number)    (IRS Employer
      of incorporation)                                   Identification No.)



810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS               76102
    (Address of principal executive offices)                  (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     On March 12, 1997, Cross Timbers Oil Company, a Delaware corporation ("the Company"), announced that it intends to offer $165 million of Senior Subordinated Notes due 2007 pursuant to Rule 144A of the Securities Act of 1933. The offering will be made by means of an offering memorandum to qualified institutional buyers, and the securities will have certain registration rights. Proceeds of the offering will be used to repay amounts outstanding under the Company's revolving credit facility. The Notes offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CROSS TIMBERS OIL COMPANY


Date: March 26, 1997                    By: /s/ LOUIS G. BALDWIN
                                           -------------------------------------
                                                Louis G. Baldwin
                                                Senior Vice President and
                                                 Chief Financial Officer

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